Exhibit 32.1

AMENDED CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b)of Section1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Physicians Hipso Multimedia, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that the Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2009 of the Company fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Hipso Multimedia, Inc.

July 16, 2009

/s/Rene Arbic

  Rene Arbic

  Principal Executive Officer